UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2010

American Wagering, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-20685	88-0344658
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

675 Grier Drive, Las Vegas, Nevada	89119
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 735-0101

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 18, 2010, Melody Sherrill resigned as Chief Financial Officer and Treasurer of American Wagering, Inc. (the “Company”) and each of the Company’s wholly owned subsidiaries, effective as of February 19, 2010.  Victor Salerno, President and Chief Executive Officer of the Company, has assumed Ms. Sherrill’s duties as Chief Financial Officer on an interim basis.  Mr. Salerno will also serve as the Treasurer of the Company and each of the Company’s wholly owned subsidiaries.

The Company and Ms. Sherrill entered into a Separation Agreement dated February 24, 2010 that contained a general release of claims, under which the following terms and conditions apply:

•                  Ms. Sherrill is to receive the amount equal to (i) three months of salary and (ii) accrued but unused paid time off, less all applicable taxes and withholdings paid by check and reported on Internal Revenue Service (“IRS”) Form W-2;

•                  A release of all claims against the Company and all of its wholly owned subsidiaries;

•                  A six month non-competition and non-solicitation covenant, as well as a confidentiality covenant and a non-disparagement covenant.

The foregoing summary of the Separation Agreement is qualified in its entirety by reference to the complete text of the Separation Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

Exhibit	Name
Exhibit 10.1	Separation Agreement dated February 24, 2010 between the Company and Melody Sherrill

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN WAGERING, INC.
(Registrant)

Date: February 24, 2010
	By:	/s/ Victor Salerno
Victor Salerno
	Its:	Chief Executive Officer and President